Exhibit 10.8

THIRD WAIVER OF RIGHTS AGREEMENT

This Third Waiver of Rights Agreement (the “Agreement”) is made and entered into on June ___, 2008 (the “Effective Date”), by and between Pediatric Prosthetics, Inc., an Idaho corporation (“Pediatric”) and AJW Partners, Inc., AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, II, LLC (collectively the “Purchasers”), each individually a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, pursuant to a Securities Purchase Agreement entered into with the Purchasers on May 30, 2006 (the “Closing” and the “Purchase Agreement”), Pediatric agreed to sell the Purchasers an aggregate of $1,500,000 in three tranches of Callable Secured Convertible Notes (the “Notes”), all of which have been sold to date.  Additionally, pursuant to the Purchase Agreement and in connection with the sale of the Notes, Pediatric granted 50,000,000 Warrants to purchase shares of Pediatric’s common stock at $0.10 per share to the Purchasers (the “Warrants” or “Warrant Agreements”);

WHEREAS, the Parties have previously entered into a Waiver of Rights Agreement dated October 25, 2006 (the “Waiver Agreement”) and a Second Waiver of Rights Agreement on or around April 17, 2007 (the “Second Waiver Agreement”), to amend certain of the documents entered into by the Parties at the Closing, including the Rights Agreement, which Waiver Agreement and Second Waiver Agreement shall not be affected by the terms and conditions of this Agreement;

WHEREAS, Pediatric and one of the Purchasers, New Millennium Capital Partners, II, LLC (“New Millennium”), desire to enter into a Securities Purchase Agreement, pursuant to which New Millennium will purchase $150,000 in Notes (the “New Notes”) and be granted 20,000,000 warrants by Pediatric (the “New Warrants”) to purchase shares of common stock at an exercise price of $0.001 per share (the “New Funding”);

WHEREAS, pursuant to Section 1.6(d) of the Notes, in the event Pediatric issues or sells any shares of common stock or grants any convertible securities for consideration per share less than the Notes, such Note conversion price will reset to such lower value (the “Note Anti-Dilution Right”);

WHEREAS, pursuant to Section 4(a) of the Warrants, in the event Pediatric issues or sells any shares of common stock or grants any convertible securities for consideration per share less than the Warrants, such Warrant exercise price will reset to such lower value (the “Warrant Anti-Dilution Right”); and

WHEREAS, the Purchasers desire to waive any and all anti-dilution rights and other rights provided pursuant to the Purchase Agreement or related agreements, and/or any rights associated with the Notes or Warrants in order to encourage Pediatric to enter into the New Funding, pursuant to and in connection with the terms of this Agreement.

NOW, THEREFORE, in consideration for the promises and pledges contained below and other good and valuable consideration, which consideration Pediatric and the
Purchasers acknowledge receipt of, and the premises and the mutual covenants, agreements, and considerations herein contained, the Parties hereto agree as follows:

1.	Waiver of the Anti-Dilution Provisions of the Notes and Warrants.

The Purchasers agree to waive the Note Anti-Dilution Right and the Warrant Anti-Dilution right in connection with Pediatric’s entry into the New Funding.  Furthermore, the Purchasers agree to waive any anti-dilution or reset rights they may have whatsoever in connection with the Purchase Agreement, Notes, Warrants or any document related to the Closing (or any additional funding contemplated by the Closing) in connection with the sale of the New Notes and New Warrants and/or the subsequent conversion of the New Notes and/or exercise of the New Warrants.  The Purchasers further agree that there will be no affect on the conversion prices of the Notes or the exercise prices of the Warrants, or any other provision of the Purchase Agreement or any other document or agreement entered into in connection therewith (including any additional fundings contemplated by the Closing) as a result of the New Funding and/or any subsequent conversion of the New Notes and/or exercise of the New Warrants.

Each of the Purchasers individually confirms that it will receive valid consideration in connection with the Company’s New Funding.

2.	Approval of the New Funding.

Each of the Purchasers individually agrees that it approves of and consents to the New Funding and the issuance of the New Notes and New Warrants, and agrees to waive any notice requirement, right of first refusal, potential event of default caused by or other funding right whatsoever provided by the Purchase Agreement or any agreement or document entered into in connection with and/or pursuant to the Purchase Agreement (including any additional fundings) relating to or from the New Funding.

3.	Conditions of Effectiveness.

This Amendment shall become effective upon execution by each of the Parties hereto.

4.	Additional Funding.

Each of the Purchasers also agrees and understands that New Millennium and Pediatric currently anticipate entering into additional Securities Purchase Agreements for the sale of additional Notes and/or Warrants in the future, and as such, each of the Purchasers agrees to waive any and all rights waived and/or to give any and all approvals provided in Sections 1 and 2 above, in connection with any future fundings by and between New Millennium and/or any of the other Purchasers and Pediatric, without the need for the re-approval of such funding and/or waiver of such rights waived above.

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5.	Miscellaneous.

(1)
Assignment.  All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(2)
Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, excluding any provision of this Agreement which would require the use of the laws of any other jurisdiction.

(3)
Entire Agreement, Amendments and Waivers.  This Agreement constitutes the entire agreement of the Parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof.  No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent or such Party.

(4)	Waiver. No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(5)	Section Headings. Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

(6)
Construction.  The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

(7)	Authority. Each Party has all requisite power and authority, corporate or otherwise, to enter into and affect the transactions contemplated by this Agreement.

(8)
Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank.  Signature page follows.]

           This Agreement has been executed by the Parties on the date first written above, with an Effective Date as provided above.

Pediatric Prosthetics, Inc.

/s/ Linda putback-bean
Linda Putback-Bean
Chief Executive Officer

Purchasers:

AJW Partners, LLC
By:  SMS Group, LLC

/s/ Corey S. Ribotsky
Corey S. Ribotsky
Manager

AJW Offshore, Ltd.
By:  First Street Manager II, LLC

/s/ Corey S. Ribotsky
Corey S. Ribotsky
Manager

AJW Qualified Partners, LLC

By:  AJW Manager, LLC

/s/ Corey S. Ribotsky
Corey S. Ribotsky
Manager

New Millennium Capital Partners, II, LLC

By:  First Street Manager II, LLC

/s/ Corey S. Ribotsky
Corey S. Ribotsky
Manager